Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

China Lending Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 3 to Form F-1 (File No. 333-218232) of China Lending Corporation (“the Company”) of our report dated March 3, 2017, relating to the Company’s consolidated financial statements as of December 31, 2016 and for the year then ended, which appears in this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/S/ UHY LLP

New York, New York

December 5, 2017